 Exploration and Option to Enter Joint Venture Agreement Redlich Project

This Exploration and Option to Enter Joint Venture Agreement Redlich Project (“Agreement”) is made effective as of June 4, 2010 (the “Effective Date”), by and between Miranda (U.S.A.), Inc., a Nevada corporation (“Miranda”), and SIN Holdings Inc., a Colorado corporation (“SHI”).

Recitals

A. Miranda owns certain unpatented mining claims which are located in Esmeralda County, Nevada, and which are more particularly described in Exhibit A attached to and by this reference incorporated in this Agreement.

B. Miranda and SHI desire to provide for the exploration for and possible development and mining of minerals on the unpatented mining claims subject this Agreement and to grant to SHI the option and right to earn an interest in the unpatented mining claims on the terms and conditions stated in this Agreement.

Now, therefore, in consideration of their covenants and promises in this Agreement, Miranda and SHI agree:

1. Definitions. The following defined terms, wherever used in this Agreement, shall have the meanings described below:

1.1 “Area of Interest” means the lands within the exterior boundaries of the unpatented mining claims which constitute the Property as of the Effective Date and all mining claims acquired or located by the parties and all mineral rights or other property interests and rights acquired by the parties within one (1) mile of the exterior boundaries of the unpatented mining claims which constitute the Property on the Effective Date. Any additional unpatented mining claims located by and any additional property interests acquired by either Miranda or SHI within the Area of Interest will be the subject of this Agreement. The parties will execute and deliver a supplement to the memorandum of Agreement prepared in accordance with Section 21 to include the additional unpatented mining claims and property interests. SHI shall pay all costs of the location and perfection of the unpatented mining claims and all the costs of acquisition of the property interests.

1.2 “Expenditures” means all costs incurred on or for the benefit of the Property for
Exploration and Development Work pursuant to this Agreement, including but not limited to:
(a) salaries, wages and costs of benefits, labor overhead expenses and travel and living expenses for SHI's employees and/or agents employed directly on or for the benefit of the Property; (b) costs and expenses of equipment, machinery, materials and supplies; (c) all payments to contractors for work on or for the benefit of the Property; (d) costs of sampling, assays, metallurgical testing and analyses and other costs incurred to determine the quantity and quality of minerals on the Property; (e) costs incurred to apply for and obtain approvals, consents, licenses, permits and rights-of-way and other similar rights in connection with activities on the Property; (f) expenses and payments of rentals, bonuses, minimum advance royalties and other payments pursuant to the Underlying Agreements, if any; (g) costs and expenses of performance of annual assessment work and the filing and recording of proof of performance of annual assessment work, if required to be performed; (h) costs and expenses of payment of federal annual mining claim maintenance fees and the filing and recording of proof of payment of federal annual mining claim maintenance fees; (i) all costs and expenses of performance of all obligations under the Underlying Agreements, if any; (j) all taxes and assessments levied against the Property; (k) costs incurred in the examination of and curative actions taken concerning title to the Property; and (l) costs incurred to acquire new Property in the area governed by this Agreement.

1.3 “Exploration and Development Work” means all activities directed toward ascertaining the existence, location, quantity, quality, or commercial value of deposits of minerals on the Property.

1.4 “Miranda” means Miranda (U.S.A.), Inc., a Nevada corporation, and its successors and assigns.

1.5 “Property” means the Ready, Red and Set unpatented mining claims situated in Esmeralda County, Nevada, described in Exhibit A, or on any exhibit or schedule which is part of Exhibit A, including all interests acquired in and under any Underlying Agreement, and all other easements, licenses, mineral interests, mineral royalty interests, mining claims, rights-ofway, surface use rights and interests in real property which are acquired and held subject to this Agreement, including any of the same acquired in the Area of Interest in accordance with Section 1.1.

1.6 “SHI” means SIN Holdings Inc., a Colorado corporation, and its successors and assigns.

                1.7 “Underlying Agreement” means singularly each of and “Underlying Agreements” means collectively any agreements, conveyances and instruments of mining claims, mineral rights or other property interests and rights entered into or acquired by the parties in accordance with or subject to the terms of this Agreement.

2. Miranda’s Representations and Warranties. Miranda makes the following representations and , where stated, warranties:

2.1 Miranda represents that it is in possession of the Property, and Miranda has delivered to SHI all information concerning title to the Property in Miranda’s possession or control.

2.2 With respect to the unpatented mining claims included in the Property which were located by Miranda, except as subject to the paramount title of the United States, Miranda represents as follows: (a) the unpatented mining claims were properly laid out and monumented;
(b) the certificates of location for the unpatented mining claims were properly recorded and filed with appropriate governmental agencies; (c) the affidavits of assessment work and other filings required to maintain the claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (d) the claims are free and clear of defects, liens and encumbrances arising by, through or under Miranda, except for [insert royalties or other limitations in quitclaim deed?]; (e) the Federal annual mining claim maintenance and rental fees necessary to assure the uninterrupted and continued validity of unpatented mining claims until September 1, 2010, have been paid timely to the Bureau of Land Management; (f) the notices of intent recordings required by the laws of the State of Nevada have been timely and properly paid or made to hold the unpatented mining claims through September 1, 2010; and (g) Miranda has no knowledge of conflicting mining claims. Nothing in this Section 2.2, however, shall be deemed to be a representation or a warranty that any of the unpatented mining claims contains a discovery of minerals. With respect to those unpatented mining claims that were not located by Miranda or an affiliate of Miranda, but which are described in Exhibit A and which are included within the Property, Miranda makes the representations and warranties in (a) and (c) (with the foregoing exceptions) to the best of its knowledge and belief.

2.3 Except as described in Exhibit A, Miranda represents that with respect to the Property there are no pending or, to its knowledge, threatened actions, administrative investigations, suits, claims or proceedings.

2.4 Miranda has made available for inspection by SHI all geological, engineering and other data in its possession pertaining to the Property. Miranda makes no representation concerning the accuracy of any such information or with respect to the nature, quality, extent or any other characteristic of the mineral resources, if any, located on the Property.

2.5 Miranda represents and warrants that it is a corporation duly incorporated and in good standing in its jurisdiction of incorporation and that it is qualified to do business and is in good standing in the states where necessary in order to carry out the purposes of this Agreement.

2.6 Miranda represents and warrants: (a) it has the capacity to enter into and to perform this Agreement and all corporate and other actions required to authorize Miranda to enter into and perform this Agreement have been properly taken; (b) that Miranda will not breach any other agreement or arrangement by entering into or performing this Agreement; and
(c) that Miranda has properly executed this Agreement and that this Agreement is Miranda’s valid and binding legal obligation enforceable in accordance with its terms.

                2.7 Miranda represents and warrants that it is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

3. SHI’s Representations and Warranties.

3.1 SHI represents and warrants that it is a corporation duly incorporated and in good standing in its jurisdiction of incorporation and that it is qualified to do business and is in good standing in the states where necessary in order to carry out the purposes of this Agreement.

3.2 SHI represents and warrants: (a) it has the capacity to enter into and to perform this Agreement and all corporate and other actions required to authorize SHI to enter into and perform this Agreement have been properly taken; (b) that SHI will not breach any other agreement or arrangement by entering into or performing this Agreement; and (c) that SHI has properly executed this Agreement and that this Agreement is SHI’s valid and binding legal obligation enforceable in accordance with its terms.

3.3 SHI acknowledges that it has examined the data and information provided to it by Miranda and has made an independent determination of such data to support its decision to enter this Agreement.

3.4 SHI represents and warrants that it is not on the Specially Designated National & Blocked Persons List of the Office of Foreign Assets Control of the United States Treasury Department and is not otherwise blocked or banned by any foreign assets office rule or any other law or regulation, including the USA Patriot Act or Executive Order 13224.

4. Grant of Exploration Right and Possession. Miranda grants to SHI during the term of this Agreement the right to prospect and explore for minerals on the Property, subject to the terms of this Agreement. The foregoing grant from Miranda to SHI shall be exclusive to the extent Miranda has the contractual or legal authority to grant such an exclusive right. To the extent that Miranda has surface, access and water rights relating to the Property and to the extent permitted by law, such rights shall be subject to this Agreement. Subject to the terms of this Agreement, during the term of this Agreement SHI shall have the exclusive right to enter at any and all times upon the Property to undertake any and all types of mineral exploration and development work.

5. Term. The term of this Agreement shall begin on the Effective Date and shall continue to and until the fourth anniversary of the Effective Date, unless sooner accelerated, terminated or extended as provided in this Agreement.

6. SHI’s Initial Exploration and Development Obligation. Subject to SHI’s right (a) to accelerate performance of its obligations under this Section; (b) to terminate this Agreement as provided in Section 14; and (c) SHI’s right to extend the time for performance of its obligations as provided in Section 16, SHI agrees to incur Expenditures for Exploration and Development Work in accordance with the following schedule:

Performance Date                                                                                   Annual Amount                                Cumulative Amount

First Anniversary of Effective Date                                                                     $500,000                                $ 500,000

Second Anniversary of Effective Date                                                                $700,000                                $1,200,000

Third Anniversary of Effective Date                                                                    $800,000                                 $2,000,000

Fourth Anniversary of Effective Date                                                                 $1,000,000                                $3,000,000

SHI’s obligation for Expenditures for Exploration and Development Work on or before the first anniversary of the Effective Date is a firm and unconditional obligation which includes SHI’s obligation to pay the Federal annual mining claim maintenance fees for the unpatented mining claims which comprise the Property for the annual assessment year from September 1, 2010, to September 1, 2011, and to pay the Nevada mining claim and notice of intent recording fees for the annual assessment year.

Expenditures incurred by SHI during any annual period in excess of the prescribed Expenditures for the annual period shall be credited in SHI’s favor against subsequent Expenditure obligations. If during any year of this Agreement SHI does not incur Expenditures in the annual amount, SHI, at its option, exercisable in SHI’s sole and exclusive discretion, may elect to pay Miranda an amount equal to the difference between the Expenditures actually incurred and the amount described above for the annual period. In such cases, SHI shall be deemed to have incurred the Expenditures for the annual period for which SHI makes such payments. SHI shall provide to Miranda not less frequently than quarterly a description of the Expenditures made by SHI, and Miranda shall have the right, during business hours and on reasonable advance notice to SHI, to audit and inspect SHI’s records relating to such Expenditures.

SHI’s failure to perform any of its annual Expenditure obligations shall constitute a material default of SHI’s obligations under this Agreement which shall be grounds for Miranda’s termination of this Agreement.

Subject to Miranda’s right to advise SHI and to comment on SHI’s plans for Exploration and Development Work, SHI shall have sole discretion to determine the nature and location on the Property of the Exploration and Development Work and the time or times for beginning, continuing or resuming the same. SHI shall prepare an annual work plan and budget which it shall deliver to Miranda not less than thirty (30) days before each anniversary of the Effective Date in order that Miranda may review and comment on the proposed work plan and budget.

SHI will conduct all of its activities under this Agreement in conformance of all applicable federal, state and local laws, regulations and ordinances.

7.
Stock Payment. Promptly following the parties’ execution of this Agreement, SHI shall issue and deliver to Miranda Two Hundred Thousand (200,000) shares of SHI’s common stock.  The value of the shares shall not be considered or credited as Exploration Expenditures. SHI’s issuance and delivery and Miranda’s acceptance of the shares shall be subject to all laws, regulations and exchange rules applicable to SHI’s issuance and delivery of the shares. Miranda acknowledges that its ownership of the shares shall be subject to a six (6) month holding requirement.

8.	SHI’s Option to Enter Mining Joint Venture.

8.1 SHI’s Earn-In. When SHI has completed its obligations under Sections 6 and 7 (the “Initial Earn-In”), SHI shall have the option and right to earn a vested seventy-five percent (75%) interest in the Property by completing one of the two alternative obligations (the “Final Earn-In”) described in this Section.

The first alternate obligation shall consist of the SHI’s preparation and payment of all of the costs of preparation of a feasibility report for a mine on the Property which must be based on sound engineering principles and mine operating criteria generally acceptable under United States mining industry practices and standards for projects in similar operating environments and which is in a form acceptable to mine lending institutions for the purpose of financing mine construction, if warranted. During performance of the feasibility study obligation, SHI shall incur Expenditures of not less than Four Million Dollars ($4,000,000.00) during the period of four years beginning after SHI’s completion of the Initial Earn-In and not less than One Million Dollars ($1,000,000.00) during each year until SHI has expended Four Million Dollars ($4,000,000.00), including all costs of maintaining the Property and the Underlying Agreements which SHI shall pay. If SHI does not elect the first alternate obligation or, if following its election of the first alternate obligation SHI does not complete the feasibility study within four (4) years after SHI’s completion of the Initial Earn-In, but SHI expends Four Million Dollars ($4,000,000.00) of Expenditures, SHI may complete the second alternate obligation.
The second alternate obligation shall consist of SHI’s incurring Expenditures of Ten Million Dollars ($10,000,000.00) in excess of the Initial Earn-In Expenditures ($3,000,000.00) for a total of Thirteen Million Dollars ($13,000,000.00) at a rate of not less than One Million Dollars ($1,000,000.00) per year.

Expenditures incurred by SHI during any period in excess of the prescribed Expenditures for the period, including the Initial Earn-In period, shall be credited in SHI’s favor against subsequent Expenditure obligations; provided, however, that in no event will SHI expend less than One Million Dollars ($1,000,000.00) during the each of the first four years of the Final Earn-In period. If during any year of the Final Earn-In, SHI does not incur Expenditures in the requisite amount, SHI, at its option, exercisable in SHI’s sole and exclusive discretion, may elect to pay Miranda an amount equal to the difference between the Expenditures actually incurred and the amount prescribed for the period. In such cases, SHI shall be deemed to have incurred the Expenditures for the period for which SHI makes such payments.

SHI’s failure to perform any of its annual Expenditure obligations shall constitute a material default of SHI’s obligations under this Agreement which shall be grounds for Miranda’s termination of this Agreement.

8.2 Effect of Completion of Earn-In. In consideration of SHI’s performance of its Exploration and Development Work Expenditure and payment obligations in Sections 6, 7 and 8.1, SHI shall have, the option and right, exercisable in SHI’s sole and exclusive discretion, to acquire a vested seventy-five percent (75%) interest in the Property and the right and option to form a joint venture (the “Joint Venture”) for the management and ownership of the Property. When SHI has completed its Exploration and Development Work obligations and has paid the payment described in Section 7, SHI shall be deemed to have acquired a vested seventy-five percent (75%) interest and to have exercised the option to enter into the Joint Venture with Miranda, unless SHI informs Miranda that SHI has elected to not exercise its option and right to enter into the Joint Venture. SHI shall deliver notice to Miranda of SHI’s completion of its Exploration and Development Work Expenditure obligations within thirty (30) days after such completion. At any time during the term of this Agreement, SHI shall have the right to accelerate performance of its Exploration and Development Work obligation.

8.3 Form of Joint Venture Agreement. On SHI’s performance of SHI’s Exploration and Development Expenditure obligations under Sections 6 and 8.1, Miranda and SHI will execute and deliver to each other a definitive mining venture agreement based on the Rocky Mountain Mineral Law Foundation Exploration, Development and Mining LLC Model Form 5A LLC Mining Venture Agreement (“Mining Venture Agreement”) which shall incorporate the terms and conditions in Sections 8.4 through 8.9

8.4 Miranda’s initial participating interest will be Twenty-five percent (25%) and SHI’s shall be seventy-five percent (75%).

SHI’s Initial Contribution shall be valued at Four Million Dollars ($4,000,000) plus the amount of Expenditures incurred by SHI in accordance with Section 8.1. Miranda’s Initial Contribution shall be valued at the amount of SHI’s Initial Contribution multiplied by one-fourth (1/4).

8.5 After SHI has completed its Earn-In the parties shall contribute to future Exploration and Development Work Expenditures in accordance with their respective participating interests as prescribed in the Mining Venture Agreement.

8.6 If a party does not wish to contribute to future Exploration and Development Work Expenditures (“Reducing Party”), that Reducing Party’s participating interest will be reduced in accordance with the following dilution formula:

I = A x100 A +B

Where:

I =	the percentage of Participating Interest of the Reducing Party.

A =	the sum of the deemed and actual Exploration and Development Work Expenditure contributed by the Reducing Party.

B =	the sum of the deemed and actual Exploration and Development Work Expenditure contributed by the Non-Reducing Party.

8.7 After SHI completes its Final Earn-In obligations, SHI shall have the option and right, exercisable in its discretion at any time within sixty (60) days following SHI’s performance of its Final Earn-In obligations to elect to increase its participating interest in the Joint Venture from seventy-five percent (75%) to eighty-five percent (85%). In consideration of and as a condition precedent to SHI’s acquisition of the additional participating interest, SHI shall develop a mine on the Lands and commence commercial production of minerals from the Lands. SHI shall pay all costs necessary to develop the mine, including all costs for the construction of facilities, improvements, mills, processing facilities and utilities, until such time as SHI commences commercial production of minerals. On commencement of commercial production of minerals from the Lands, SHI’s participating interest in the Joint Venture shall be eighty-five percent (85%) and Miranda’s participating interest in the Joint Venture shall be fifteen percent (15%). After SHI commences commercial production of minerals on the Lands, the parties shall contribute to future Exploration and Development Work Expenditures in accordance with their respective participating interests as described in the Mining Venture Agreement. For purposes of the prospective determination of the parties’ participating interests, SHI’s Contribution shall be valued at the amount described in Section 8.4 plus the amount of Expenditures incurred by SHI to cause commencement of commercial production of Minerals from the Lands. Miranda’s Contribution shall be valued at the amount of SHI’s Contribution multiplied by 15/85. The formula for determination of the parties’ participating interests in Section 8.6 shall apply. For purposes of this Section, the recovery of minerals from bulk sampling or pilot plant operations shall not constitute commercial production.

8.8 A party may, by giving thirty (30) days’ notice in writing to the other parties, withdraw from the Joint Venture. If the participating interest of a joint venturer reduces by dilution, assignment or any other means to less than five percent (5%), then that party shall be deemed to have withdrawn from the Joint Venture. Upon a withdrawal from the Joint Venture, unless otherwise provided in this Agreement, the withdrawing party shall forfeit absolutely to the other party (and if more than one other party, pro rata in proportion that the respective participating interests of the non-withdrawing parties bear to each other) all of its participating interest and the withdrawing party shall be released from all future obligations relating to the Joint Venture. Any withdrawal from the Joint Venture is without prejudice to any rights or obligations of the parties arising prior to the withdrawal, and any forfeiture of a participating interest in the Joint Venture is to be taken as satisfaction, wholly or partly, of the obligations of the withdrawing party prior to withdrawal.

8.9 SHI shall be the initial manager of the Joint Venture and shall have control of the activities and operations of the Joint Venture.

8.10 A Management Committee shall be established and each party shall have one (1) representative on the Management Committee. The Management Committee shall meet periodically and not less than two (2) times annually. Each party shall be entitled to vote on matters before the Management Committee in the proportion of its participating interest. Matters submitted to the Management Committee shall be determined by a vote of the majority of the participating interests.

8.11 The rights, duties, obligations and liabilities of the parties of the Joint Venture arising out of this Agreement shall be several in proportion to their respective participating interests and are neither joint nor joint and several. Each party shall severally be liable in proportion to its participating interest, for all obligations and liabilities in the course of carrying out activities relating to the Joint Venture. Nothing in this Agreement or in the Mining Venture Agreement shall be construed or interpreted as constituting a partnership between the parties or making any party the agent or representative of any other party, except for the Manager as manager, where the Manager is also a member of or party to the Joint Venture.

8.12 Each party to the Joint Venture agreement shall have the right to assign its interest in the Joint Venture to any parent or subsidiary corporation or limited liability company, or any corporation or limited liability company having a common parent or subsidiary. Miranda may freely assign its interest to a company within the Miranda Gold Corp. group of companies. SHI may freely assign its interest to an affiliated company within the SHI group of companies. If a party intends to assign its interest in the Joint Venture to an unaffiliated third party, such party’s right to assign all or any portion of its participating interest to the third party shall be subject to a right of first refusal in favor of the other parties to the Joint Venture agreement. Any assignment to a third party shall be conditioned upon the third party's assumption of the obligations of the assigning party under the Joint Venture agreement. Each party shall be free to pledge, encumber or otherwise grant a lien or security interest in its interest in the Joint Venture for the purpose of obtaining financing for such party's contribution obligations for the development of the Joint Venture's Property.

9. Title. On SHI’s request, Miranda will make available to SHI such abstracts of title and other title records pertaining to the Property which Miranda may have. SHI may investigate and cure as it elects any defects in the title to the unpatented mining claims or the location, recordation or filing of the unpatented mining claims which comprise the Property, and Miranda agrees to cooperate fully with the curing of the deficiencies at SHI’s expense. SHI’s title curative expenses shall be Expenditures.

Miranda additionally agrees that SHI, at its discretion, may relocate or amend mining claims part of the Property and refile or re-record any documents or instruments for any mining claim part of the Property. If required for the relocation of any mining claim part of the Property, Miranda agrees to execute notices of abandonment of such mining claims as SHI reasonably requests. This Agreement and the Mining Venture Agreement shall apply to and include any and all amendments or relocations of the unpatented mining claims part of the Property.

The parties desire to insure that any and all interests of the parties in the lands subject to the unpatented mining claims which comprise all or part of the Property, including any rights or interests acquired in such lands under the mining laws, as amended, repealed or superseded, shall be part of the Property and shall be subject to this Agreement. If pursuant to any amendment of the mining laws, Miranda is granted the right to convert its interest in the unpatented mining claims which comprise the Property to a lease, license, permit or other right or interest, all such rights or interests shall be deemed to be part of the Property subject to this Agreement. In such case, the parties shall execute and deliver an addendum to this Agreement, in recordable form, which provides that all such converted rights or interests are part of the Property and are subject to this Agreement.

If the United States or any third party attacks the validity of the mining claims which are part of the Property, SHI shall have no obligation to defend their validity unless SHI is required to do so by reason of its assumption of Miranda’s obligations under the Underlying Agreements or unless the attack is based on SHI’s failure to maintain the validity of such mining claims. If SHI elects not to defend the validity of any of the unpatented mining claims which are part of the Property, it shall notify Miranda and Miranda, at its election, may defend any such attack on the mining claims. If Miranda successfully defends against such an attack on the validity of the mining claims, Miranda’s expenditures shall be considered Exploration and Development Work Expenditures and SHI shall be obligated to reimburse Miranda for the amount of the same. SHI shall not be required to defend any attack based upon any change in law effective after the Effective Date of this Agreement.

10. Maintenance of Property. SHI will provide Miranda evidence of: (a) its payments under the Underlying Agreements; (b) its payment of taxes or mining claim maintenance fees as required by this Section; and (c) its payment of taxes as required by Section 12. SHI shall perform the assessment work or pay Federal annual maintenance or rental fees required to be paid for the unpatented mining claims part of the Property for the assessment year ending September 1, 2011 and for every succeeding assessment year during which SHI continues this Agreement to within ninety (90) days before the applicable statutory or regulatory deadline for maintenance of the unpatented mining claims for the succeeding assessment year.

SHI shall be relieved from performance of annual assessment work or other work or payment obligations under this Section for any period in which the assessment or other work or payment requirement is suspended, and SHI shall have the benefit of subsequent laws enacted which relate to assessment work, including any laws which extend the time within which to perform assessment or other work to make payments. For each year in which SHI performs assessment or other work or makes payments, it shall record and file, as required by law, an affidavit of such assessment work or payment or other required recordings or filings.

Upon SHI’s failure to provide such evidence and after Miranda’s inquiry of SHI concerning SHI’s intentions to perform its obligations under this Section, Miranda may make any such payment on behalf of SHI and for the account of SHI, although Miranda shall be under no obligation to do so. SHI will reimburse Miranda for the cost of any such payment within ten
(10) days after SHI’s receipt of notice from Miranda that Miranda has made such payment.

Once the Joint Venture is formed, the Property shall be owned by the Joint Venture subject to the Mining Venture Agreement. Each party under the Joint Venture shall be entitled to use any intellectual property obtained from the Joint Venture outside the activities relating to the Joint Venture provided that the intended use of such intellectual property is first disclosed to the other party or parties. A member of the Joint Venture may not create or permit the creation of any encumbrance over the whole or any part of its participating interest without the consent of the other party or parties, which consent may not be unreasonably withheld or delayed.

11. Communications with Miranda and Inspection. Miranda and its agents, employees and representatives at any reasonable time and on advance notice to SHI may enter the Property for inspection, but any such entry shall be at Miranda's own risk and Miranda shall defend, indemnify and hold SHI harmless against and from any damage, loss or liability by reason of injury to Miranda or its agents, representatives or employees while on the Property, except damage, loss or injury arising from the negligence or misconduct of SHI or its employees or agents. SHI and Miranda shall meet at regular intervals as requested by Miranda (not less frequently than annually) in order for SHI to report to Miranda on the status and progress of the Exploration and Development Work and SHI's plans for future operations on the Property. SHI shall quarterly provide Miranda with copies of all exploration plans and progress reports concerning Exploration and Development Work and engineering or other studies and reports developed by SHI or its agents and consultants concerning the Property, provided, however, that SHI shall have no obligation to deliver to Miranda SHI’s confidential or proprietary business, financial or investment plans or reports not directly relating to the Exploration and Development Work. SHI shall promptly communicate to Miranda any extraordinary results obtained from operations upon receipt of the results and shall prepare and deliver to Miranda reports on operations that have been conducted, but that have not previously been reported upon promptly after being requested to do so by Miranda.

12. Payment of Taxes. SHI shall pay all taxes assessed against any personal property which it may place on the Property. SHI may take such action as it deems proper to obtain a reduction or refund of taxes paid or payable by it. Except as otherwise provided in this Agreement, Miranda shall pay all other taxes assessed against the Property, including all taxes assessed or payable at the time of the execution of this Agreement.

13. Indemnification; Insurance; and Prevention of Liens. SHI shall keep the Property free of all liens and encumbrances arising from its operations and will defend, indemnify and save harmless Miranda against and from any damage, loss or liability by reason of injury to person or damage to property as the result of its operations, except as provided in Section 11 above. SHI’s obligations under this Section shall survive termination of this Agreement and exercise of its option to enter the Mining Venture Agreement. SHI may contest the validity of any lien on the Property, and the existence of any such lien shall not be deemed a default under this Agreement if contested by SHI, unless the lien is finally adjudicated to be valid and not discharged by SHI.

During SHI’s performance of the Initial Earn-In, SHI shall provide, maintain and keep in force comprehensive all risk, public liability insurance against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Property, such insurance policy to afford immediate minimum protection with respect to personal injury or death to any one or more persons or damage to property to a limit of not less than: (1) One Million Dollars ($1,000,000.00) during the Initial Earn-In; (2) Five Million Dollars ($5,000,000.00) during the final Earn-In; and (3) Ten Million Dollars ($10,000,000.00) during the development and operation of a mine on the Lands. After SHI has completed the Initial Earn-In and during the Final Earn-In, the amount of coverage of such insurance policy shall be not less than Five Million Dollars ($5,000,000.00) with respect to personal injury or death to any one or more persons or damage to property. SHI shall on Miranda's request furnish to Miranda a certificate of all policies of required insurance which shall identify Miranda as a named or additional insured. Each policy shall contain a provision that the policy will not be cancelled or materially amended, which terms shall include any reduction in the scope or limits of coverage, without at least fifteen (15) days' prior written notice to Miranda. If SHI fails to provide, maintain, keep in force or deliver and furnish to Miranda the policies of insurance required under this Section, Miranda may, but is not obligated to, procure such insurance or single-interest insurance for such risks covering Miranda's interest and SHI shall promptly reimburse Miranda for all costs incurred by Miranda to obtain the insurance. SHI’s failure to perform its obligations under this Section shall be a material breach of and default under this Agreement.

Miranda will defend, indemnify and save harmless SHI against and from all damage, loss or liability by reason of injury to person or damage to property as a result of Miranda’s activities on or ownership and possession of the Property before the Effective Date. Miranda’s obligations under this Section shall survive termination of this Agreement. On SHI’s exercise of its option to enter the Mining Venture Agreement in accordance with Section 8, Miranda’s obligations under this Section shall become obligations of the Joint Venture. Miranda agrees that it will not cause or allow any liens, encumbrances or adverse claims to accrue against the Property, except such as may have been expressly subordinated to this Agreement; and in the event any lien or encumbrance accrues against the Property by act or neglect of Miranda, then SHI, at SHI's option, may pay and discharge the same, and if SHI elects so to do, the amounts paid by SHI shall be deemed to be Expenditures. Miranda may contest the validity of any lien on the Property, and the existence of any such lien shall not be deemed a default under this Agreement unless finally adjudicated to be valid and not discharged by Miranda.

Nothing in this Section shall preclude Miranda or SHI from granting a lien or security interest in its respective interest in the Property or the Joint Venture for the purpose of financing such party’s capital contributions or operations on the Property.

14. Surrender of Property and Termination by SHI.

14.1 Partial Surrender of Mining Claims. During the term of this Agreement SHI may surrender any unpatented mining claim which constitutes part of the Property. If during the term of this Agreement, SHI intends to surrender any unpatented mining claim, it shall give written notice to Miranda. Miranda shall have twenty (20) days following Miranda's receipt of SHI's notice during which to notify SHI that Miranda requests a reconveyance to Miranda of the mining claim(s) proposed to be surrendered by SHI. If Miranda does not timely request a reconveyance of the mining claim(s), Miranda shall be deemed to have irrevocably waived its right to request a reconveyance of the surrendered mining claim(s). If Miranda timely requests that SHI reconvey the mining claim(s), SHI shall promptly execute and deliver to Miranda a quitclaim deed of SHI's right, title and interest in and to the mining claim(s) proposed to be surrendered. At such time subject to the terms of this Agreement, Miranda shall assume and perform all duties, obligations and responsibilities in respect of the mining claim(s) which accrue or arise after the date of SHI's execution of the quitclaim deed, and Miranda shall defend, indemnify and hold harmless SHI from any claims, damages, liabilities, losses or responsibilities arising from or relating to Miranda's activities on, ownership, possession or use of the reconveyed mining claim(s). If SHI surrenders any unpatented mining claim within ninety (90) days of the statutory or regulatory deadline for payment of any fees or filing or recording of any instruments required to maintain the surrendered unpatented mining claims in good standing, SHI shall pay all such fees and complete all such filings and recordings.

14.2 Termination. SHI may terminate this Agreement at any time on thirty (30) days notice. Termination of this Agreement shall be effective on SHI’s delivery of notice to Miranda, unless SHI’s termination notice recites a later date. If SHI terminates this Agreement, except by its election to enter the Joint Venture as provided in Section 8, SHI shall perform the following obligations:

14.2.1 SHI shall make all payments and take all other actions necessary to ensure that at the date of such termination and without any action by Miranda the Property and the Underlying Agreements shall be in good standing on the date of termination.

14.2.2 SHI shall deliver to Miranda copies of any and all title, geological, metallurgical, exploration, assay and engineering reports and data pertaining to the Property or related to operations (in paper or digital form), and splits of mineral samples and drill cores, which have not been previously delivered to Miranda. SHI shall have no obligation to deliver to Miranda any database or software which SHI holds, owns or possesses in accordance with a license or other agreement which prohibits or restricts SHI’s authority to deliver copies of the same to any third party.

14.2.3 SHI shall, at SHI's sole expense, perform or secure the performance of all reclamation and remediation relating to SHI’s operations on the Property during the term of this Agreement, as may be required by all applicable laws and regulations.

14.2.4 On SHI’s receipt of Miranda’s request, SHI shall remove all of its materials, supplies and equipment from the Property; provided, however, that Miranda may retain or, at SHI’s cost, dispose of any such materials, supplies or equipment not removed from the Property within one hundred and eighty (180) days of SHI’s receipt of Miranda’s request.

14.2.5 SHI shall execute and deliver to Miranda a release of all of its rights under this Agreement and a conveyance, in form acceptable for recording under applicable law, of all of SHI’s right, title and interest in the Property together with the recording fee. On termination of this Agreement, SHI shall have no right, title or interest in the Property, the data regarding the Property or the funds invested by SHI or Miranda in the Property.

14.2.6 SHI shall perform all obligations of SHI which expressly survive the termination of this Agreement.

15. Termination by Miranda. If SHI defaults in any of its obligations, including any of SHI’s Exploration and Development Work and Expenditure obligations, Miranda may give to SHI a written notice which describes the default or defaults. If within thirty (30) days SHI has not cured such default or, with respect to defaults not capable of being cured in thirty (30) days, begun and diligently pursued efforts to cure such default, Miranda may terminate this Agreement by written notice to SHI. If SHI disputes that any default has occurred, the matter shall be, subject to Section 16, determined by litigation in a court of competent jurisdiction, and if the court finds SHI is in default, SHI shall have a reasonable time (which in any case shall not be less than fifteen (15) days from receipt of notice of the judgment or order) to cure such default, and if so cured, Miranda shall have no right to terminate this Agreement by reason of such default. If SHI does not cure the default, may Miranda may terminate this Agreement by delivering written notice to SHI. If Miranda terminates this Agreement, the provisions of Section 14, including SHI’s post-termination obligations, shall apply as if SHI had properly terminated the Agreement.

16. Issue Resolution Process. The parties agree that it is a condition precedent of the commencement of any litigation proceedings by a party in respect of a dispute under, or in relation to, this Agreement (“Issue”) that the party has complied fully with the agreed process of resolving the Issue (“Issue Resolution Process”) under this Section, except where the Issue is the non-payment of monies due or if the party seeks urgent interlocutory, injunctive or declaratory relief, or if the other party has failed to observe the requirements of this clause and the party seeks to enforce compliance with the Issue Resolution Process in respect of the Issue. The Issue Resolution Process for this Agreement is described in Exhibit B attached to and by this reference incorporated in this Agreement.

17. Force Majeure. Notwithstanding any other provision of this Agreement, the term of this Agreement shall be extended by the duration of any event of force majeure, and the obligations of SHI under this Agreement, except SHI’s obligation to pay the costs of maintaining the condition of and title to the Property and SHI’s obligation to make payments to Miranda, shall be suspended and SHI shall not be deemed in default or liable for damages or other remedies while SHI is prevented from compliance with its obligations by force majeure. For purposes of this Agreement, force majeure shall include, but not be limited to, acts of God, the elements, riots, acts or failure to act on the part of federal or state agencies or courts, inability to obtain necessary permits, inability to secure materials or to obtain access to the Property, strikes, lockouts, damage to, destruction or unavoidable shutdown of necessary facilities, or any other matters (whether or not similar to those above mentioned) beyond SHI's reasonable control; provided, however, that force majeure shall not include financial inability to perform, and provided further that settlement of strikes or lockouts shall be entirely within the discretion of SHI; and provided further, that SHI shall promptly notify Miranda and shall exercise diligence in an effort to remove or overcome the cause of such inability to comply.

18. Effect of Termination. Except as otherwise provided in this Agreement, in case of termination of this Agreement under its terms or for any cause other than as a consequence of SHI and Miranda’s execution of the Mining Venture Agreement, SHI shall have no further liability or obligation, except for those which have accrued at the date of termination, including those specified in Section 13 concerning indemnification and those in Section 14.

19. Change in Ownership of Property. Changes in the ownership of the Property occurring after execution of this Agreement shall not be binding upon SHI until it receives written notice of such change, together with a copy of the recorded document which reflects such change. No change or division in the ownership of the Property shall operate to enlarge the obligations or diminish the rights of SHI under this Agreement.

20. Notice. Any notices required or authorized to be given by this Agreement shall be in written form. Any notices required or authorized to be given by this Agreement may be sent by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other parties in accordance with this Section. Any notice required or authorized to be delivered by this Agreement shall be deemed to have been sufficiently delivered or served in written form if: (a) mailed in accordance with this Section; (b) personally delivered to the proper party; or (c) delivered by email, telex, telegraph, facsimile or other electronic transmission and actually received by such party. Delivery of notice shall be effective on the first business day after the party deposits the notice for mailing or delivers the notice by the other means authorized in this Section, as applicable.

If to Miranda:                        Miranda (U.S.A.), Inc.
5900 Philoree Lane
Reno, Nevada 89511

and copy to:                          Miranda Gold Corp.
Attention: Doris Meyer
Unit 1
15782 Marine Drive
White Rock, British Columbia, Canada V4B 1E6

If to SHI:                                SIN Holdings Inc.
601 Union Street, Suite 4500
Seattle, WA 98101

21. Memorandum of Agreement. Concurrently on execution of this Agreement, Miranda and SHI will execute a memorandum of agreement, in a form reasonably acceptable to both parties, covering the Property for purposes of recording.

22. Assignment. Subject to the provisions of this Section, either Miranda or SHI may assign its rights under this Agreement to an affiliate or subsidiary controlled or owned by Miranda or SHI (or their parent corporations), as applicable, or the parent corporation of Miranda or SHI, as applicable, in whole or in part, and this Agreement shall be binding upon and enure to the benefit of the parties, and their successors and assigns.

If a party intends to transfer to a third party all or any part of its interest in the Property or in or under this Agreement, the transferring party shall notify the other party. The notice shall state all pertinent terms and conditions of the intended transfer, and shall be accompanied by a copy of the agreement, contract, offer or other instrument governing the terms of the transfer. If the consideration for the intended transfer is, in whole or in part, other than monetary, the notice shall describe such consideration and its monetary equivalent (based upon the fair market value of the nonmonetary consideration and stated in terms of cash or currency). The nontransferring party shall have forty-five (45) days from the date it receives such notice to notify the transferring party that the nontransferring party elects to acquire the offered interest at the same price (or its monetary equivalent in cash or currency) and on the same terms and conditions as described in the transferring party’s notice. If the nontransferring party fails to elect within the period provided for in this Section, the transferring party shall have the time prescribed in the notice to consummate the transfer to a third party at a price upon terms no less favorable than those described in the notice. If the transferring party fails to consummate the transfer to a third party within the period described in the notice, the nontransferring party’s preferential right to acquire such offered interest shall be deemed to be revived. Any subsequent proposal by the transferring party to transfer its interest in the Property or in or under this Agreement shall be conducted in accordance with all of the procedures of this Section. Any attempted assignment by a party not in compliance with the foregoing requirements will be void and ineffective.

23. Currency. In this Agreement, dollar amounts are expressed in lawful currency of the United States of America.

24. Relationship of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, or, except as otherwise expressly provided, to constitute either party the agent or legal representative of the other or to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided. Without changing the effect of this Section, for U.S. tax purposes, the parties’ relationship under this Agreement and the Mining Venture Agreement shall not constitute a tax partnership within the meaning of Section 761(a) of the United States Internal Revenue Code of 1986, as amended. The parties will execute and deliver such forms and instruments as are required under applicable law to effect the election out of partnership status for U.S. tax purposes.

25. Confidentiality. Subject to the provisions of this Section, the existence and terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the parties and shall not be disclosed by a party to any third party or to the public without the prior written consent of the other party. If a party is required under applicable laws or regulations or the rules of any stock exchange or stock listing association applicable to such party as measured by the standards of materiality applicable to such party to disclose the existence of this Agreement or any information obtained in connection with the performance of this Agreement, such party shall notify the other party of the disclosure.

26. Governing Law and Dispute Resolution. This Agreement, and the performance of the parties, shall be governed by the laws of the State of Nevada. The parties agree and submit to the jurisdiction and venue of any action concerning construction of this Agreement or enforcement of any of the rights and obligations of the parties under this Agreement in the Second Judicial District Court, Washoe County, Reno, Nevada.

Executed effective the Effective Date.

Miranda (U.S.A.), Inc.

____________________________________________

By Kenneth  Cunningham President

SIN Holdings Inc.

____________________________________________
By James Vandeberg
President

Exploration and Option to Enter Joint Venture Agreement
Redlich Project
Exhibit A
 Description of Property Esmeralda County, Nevada

Unpatented Mining Claims.

Redlich Property
Esmeralda County, Nevada

Sections 16, 17, 20, 21, 22, 23, 26, 27, 28, 29, 34  & 35, T4N, R36E M.D.B.M.

 Sections 2 & 3, T3N, R36E M.D.B.M.

Appendix A Claim List (Set Claims)

Claim Name	County	BLM_NMC#	Date	Book	Page	CourtHouse #	Count
Set No 4	Esmeralda	863668	1.6.2004	225	313	159632		1
Set No 6	Esmeralda	863670	1.6.2004	225	315	159634		2
Set No 8	Esmeralda	863672	1.6.2004	225	317	159636		3
Set No 10	Esmeralda	863674	1.6.2004	225	319	159638		4
Set No 12	Esmeralda	863676	1.6.2004	225	321	159640		5
Set No 13	Esmeralda	863677	1.6.2004	225	322	159641		6
Set No 14	Esmeralda	863678	1.6.2004	225	323	159642		7
Set No 15	Esmeralda	863679	1.6.2004	225	324	159643		8
Set No 16	Esmeralda	863680	1.6.2004	225	325	159644		9
Set No 17	Esmeralda	863681	1.6.2004	225	326	159645		10
Set No 18	Esmeralda	863682	1.6.2004	225	327	159646		11
Set No 19	Esmeralda	863683	1.7.2004	225	328	159647		12
Set No 20	Esmeralda	863684	1.7.2004	225	329	159648		13
Set No 21	Esmeralda	863685	1.7.2004	225	330	159649		14
Set No 22	Esmeralda	863686	1.7.2004	225	331	159650		15
Set No 23	Esmeralda	863687	1.7.2004	225	332	159651		16
Set No 24	Esmeralda	863688	1.7.2004	225	333	159652		17
Set No 25	Esmeralda	863689	1.7.2004	225	334	159653		18
Set No 26	Esmeralda	863690	1.7.2004	225	335	159654		19
Set No 27	Esmeralda	863691	1.7.2004	225	336	159655		20
Set No 28	Esmeralda	863692	1.7.2004	225	337	159656		21
Set No 29	Esmeralda	863693	1.7.2004	225	338	159657		22
Set No 30	Esmeralda	863694	1.7.2004	225	339	159658		23
Set No 31	Esmeralda	863695	1.7.2004	225	340	159659		24
Set No 32	Esmeralda	863696	1.7.2004	225	341	159660		25
Set No 33	Esmeralda	863697	1.7.2004	225	342	159661		26
Set No 34	Esmeralda	863698	1.7.2004	225	343	159662		27
Set No 36	Esmeralda	863700	1.7.2004	225	345	159664		28
Set No 39	Esmeralda	863703	1.7.2004	225	348	159667		29
Set No 40	Esmeralda	863704	1.7.2004	225	349	159668		30
Set No 41	Esmeralda	863705	1.7.2004	225	350	159669		31
Set No 42	Esmeralda	863706	1.7.2004	225	351	159670		32
Set No 43	Esmeralda	863707	1.8.2004	225	352	159671		33
Set No 44	Esmeralda	863708	1.8.2004	225	353	159672		34
Set No 45	Esmeralda	863709	1.8.2004	225	354	159673		35
Set No 46	Esmeralda	863710	1.8.2004	225	355	159674		36
Set No 47	Esmeralda	863711	1.8.2004	225	356	159675		37
Set No 53	Esmeralda	863717	1.8.2004	225	362	159681		38
Set No 54	Esmeralda	863718	1.8.2004	225	363	159682		39
Set No 68	Esmeralda	889466	11.2.2002	232	391	162122		40
Set No 70	Esmeralda	889468	11.2.2002	232	393	162124		41
Set No 71	Esmeralda	889469	11.2.2002	232	394	162125		42
Set No 72	Esmeralda	889470	11.2.2002	232	395	162126		43
Set No 73	Esmeralda	889471	11.2.2002	232	396	162127		44
Set No 74	Esmeralda	889472	11.2.2002	232	397	162128		45
Set No 75	Esmeralda	889473	11.2.2002	232	398	162129		46
Set No 76	Esmeralda	889474	11.2.2002	232	399	162130		47
Set No 77	Esmeralda	889475	11.2.2002	232	400	162131		48
Claim Name	County	BLM_NMC#	Date	Book	Page	CourtHouse #	Count
Set No 4	Esmeralda	863668	1.6.2004	225	313	159632		1
Set No 6	Esmeralda	863670	1.6.2004	225	315	159634		2
Set No 8	Esmeralda	863672	1.6.2004	225	317	159636		3
Set No 10	Esmeralda	863674	1.6.2004	225	319	159638		4
Set No 12	Esmeralda	863676	1.6.2004	225	321	159640		5
Set No 13	Esmeralda	863677	1.6.2004	225	322	159641		6
Set No 14	Esmeralda	863678	1.6.2004	225	323	159642		7
Set No 15	Esmeralda	863679	1.6.2004	225	324	159643		8
Set No 16	Esmeralda	863680	1.6.2004	225	325	159644		9
Set No 17	Esmeralda	863681	1.6.2004	225	326	159645		10
Set No 18	Esmeralda	863682	1.6.2004	225	327	159646		11
Set No 19	Esmeralda	863683	1.7.2004	225	328	159647		12
Set No 20	Esmeralda	863684	1.7.2004	225	329	159648		13
Set No 21	Esmeralda	863685	1.7.2004	225	330	159649		14
Set No 22	Esmeralda	863686	1.7.2004	225	331	159650		15
Set No 23	Esmeralda	863687	1.7.2004	225	332	159651		16
Set No 24	Esmeralda	863688	1.7.2004	225	333	159652		17
Set No 25	Esmeralda	863689	1.7.2004	225	334	159653		18
Set No 26	Esmeralda	863690	1.7.2004	225	335	159654		19
Set No 27	Esmeralda	863691	1.7.2004	225	336	159655		20
Set No 28	Esmeralda	863692	1.7.2004	225	337	159656		21
Set No 29	Esmeralda	863693	1.7.2004	225	338	159657		22
Set No 30	Esmeralda	863694	1.7.2004	225	339	159658		23
Set No 31	Esmeralda	863695	1.7.2004	225	340	159659		24
Set No 32	Esmeralda	863696	1.7.2004	225	341	159660		25
Set No 33	Esmeralda	863697	1.7.2004	225	342	159661		26
Set No 34	Esmeralda	863698	1.7.2004	225	343	159662		27
Set No 36	Esmeralda	863700	1.7.2004	225	345	159664		28
Set No 39	Esmeralda	863703	1.7.2004	225	348	159667		29
Set No 40	Esmeralda	863704	1.7.2004	225	349	159668		30
Set No 41	Esmeralda	863705	1.7.2004	225	350	159669		31
Set No 42	Esmeralda	863706	1.7.2004	225	351	159670		32
Set No 43	Esmeralda	863707	1.8.2004	225	352	159671		33
Set No 44	Esmeralda	863708	1.8.2004	225	353	159672		34
Set No 45	Esmeralda	863709	1.8.2004	225	354	159673		35
Set No 46	Esmeralda	863710	1.8.2004	225	355	159674		36
Set No 47	Esmeralda	863711	1.8.2004	225	356	159675		37
Set No 53	Esmeralda	863717	1.8.2004	225	362	159681		38
Set No 54	Esmeralda	863718	1.8.2004	225	363	159682		39
Set No 68	Esmeralda	889466	11.2.2002	232	391	162122		40
Set No 70	Esmeralda	889468	11.2.2002	232	393	162124		41
Set No 71	Esmeralda	889469	11.2.2002	232	394	162125		42
Set No 72	Esmeralda	889470	11.2.2002	232	395	162126		43
Set No 73	Esmeralda	889471	11.2.2002	232	396	162127		44
Set No 74	Esmeralda	889472	11.2.2002	232	397	162128		45
Set No 75	Esmeralda	889473	11.2.2002	232	398	162129		46
Set No 76	Esmeralda	889474	11.2.2002	232	399	162130		47
Set No 77	Esmeralda	889475	11.2.2002	232	400	162131		48

[Missing Graphic Reference]

Redlich Property
Esmeralda County, Nevada

Sections 16, 17, 20, 21, 22, 23, 26, 27, 28, 29, 34  & 35, T4N, R36E M.D.B.M.

 Sections 2 & 3, T3N, R36E M.D.B.M.

Appendix A Claim List (Set Claims)

Claim Name	County	BLM_NMC#	Date	Book	Page	CourtHouse #	Count
Set No 78	Esmeralda	889476	11.2.2002	232	401	162132	49
Set No 79	Esmeralda	889477	11.2.2002	232	402	162133	50
Set No 80	Esmeralda	889478	11.2.2002	232	403	162134	51
Set No 81	Esmeralda	889479	11.2.2002	232	404	162135	52
Set No 82	Esmeralda	889480	11.2.2002	232	405	162136	53
Set No 83	Esmeralda	889481	11.2.2002	232	406	162137	54
Set No 84	Esmeralda	889482	11.2.2002	232	407	162138	55
Set No 85	Esmeralda	889483	11.2.2002	232	408	162139	56
Set No 86	Esmeralda	889484	11.2.2002	232	409	162140	57
Set No 87	Esmeralda	889485	11.2.2002	232	410	162141	58
Set No 88	Esmeralda	889486	11.2.2002	232	411	162142	59
Set No 89	Esmeralda	889487	11.2.2002	232	412	162143	60
Set No 90	Esmeralda	889488	11.2.2002	232	413	162144	61
Set No 91	Esmeralda	889489	11.2.2002	232	414	162145	62
Set No 92	Esmeralda	889490	11.2.2002	232	415	162146	63
Set No 93	Esmeralda	889491	11.2.2002	232	416	162147	64
Set No 94	Esmeralda	889492	11.2.2002	232	417	162148	65
Set No 95	Esmeralda	889493	11.2.2002	232	418	162149	66
Set No 96	Esmeralda	889494	11.2.2002	232	419	162150	67
Set No 97	Esmeralda	889495	11.2.2002	232	420	162151	68
Set No 98	Esmeralda	889496	11.2.2002	232	421	162152	69
Set No 120	Esmeralda	944138	12.7.2006				70
Set No 122	Esmeralda	944140	12.9.2006				71
Claim Name	County	BLM_NMC#	Date	Book	Page	CourtHouse #	Count
Set No 78	Esmeralda	889476	11.2.2002	232	401	162132	49
Set No 79	Esmeralda	889477	11.2.2002	232	402	162133	50
Set No 80	Esmeralda	889478	11.2.2002	232	403	162134	51
Set No 81	Esmeralda	889479	11.2.2002	232	404	162135	52
Set No 82	Esmeralda	889480	11.2.2002	232	405	162136	53
Set No 83	Esmeralda	889481	11.2.2002	232	406	162137	54
Set No 84	Esmeralda	889482	11.2.2002	232	407	162138	55
Set No 85	Esmeralda	889483	11.2.2002	232	408	162139	56
Set No 86	Esmeralda	889484	11.2.2002	232	409	162140	57
Set No 87	Esmeralda	889485	11.2.2002	232	410	162141	58
Set No 88	Esmeralda	889486	11.2.2002	232	411	162142	59
Set No 89	Esmeralda	889487	11.2.2002	232	412	162143	60
Set No 90	Esmeralda	889488	11.2.2002	232	413	162144	61
Set No 91	Esmeralda	889489	11.2.2002	232	414	162145	62
Set No 92	Esmeralda	889490	11.2.2002	232	415	162146	63
Set No 93	Esmeralda	889491	11.2.2002	232	416	162147	64
Set No 94	Esmeralda	889492	11.2.2002	232	417	162148	65
Set No 95	Esmeralda	889493	11.2.2002	232	418	162149	66
Set No 96	Esmeralda	889494	11.2.2002	232	419	162150	67
Set No 97	Esmeralda	889495	11.2.2002	232	420	162151	68
Set No 98	Esmeralda	889496	11.2.2002	232	421	162152	69
Set No 120	Esmeralda	944138	12.7.2006				70
Set No 122	Esmeralda	944140	12.9.2006				71

[Missing Graphic Reference]
Total Claims:                                                                        71

Name and Address of Owner or Claimant:	Miranda Gold U.S.A., Inc

310 Silver St

Elko, Nevada, 89801

Please return receipt for payment to:	Miranda Gold U.S.A., Inc

310 Silver St

Elko, Nevada, 89801 775-738-1877

Redlich Property: Red Claims
Esmeralda County, Nevada

Claim Name	County	BLM_NMC#	Date	Book	Page	CourtHouse #	Count
Red 1	Esmeralda	891145	11.22.2004	233	60	162236	1
Red 2	Esmeralda	847420	2.5.2003				2
Red 3	Esmeralda	891146	11.22.2004	233	61	162237	3
Red 4	Esmeralda	847421	2.5.2003				4
Red 5	Esmeralda	891147	11.22.2004	233	62	162238	5
Red 6	Esmeralda	847422	2.5.2003				6
Red 7	Esmeralda	891148	11.22.2004	233	63	162239	7
Red 8	Esmeralda	847423	2.5.2003				8
Red 9	Esmeralda	891149	11.22.2004	233	64	162240	9
Red 10	Esmeralda	847424	2.5.2003				10
Red 12	Esmeralda	847425	2.5.2003				11
Red 14	Esmeralda	847426	2.5.2003				12
Red 16	Esmeralda	847427	2.5.2003				13
Red 17	Esmeralda	847428	2.5.2003				14
Red 18	Esmeralda	847429	2.5.2003				15
Red 19	Esmeralda	847430	2.5.2003				16
Red #20	Esmeralda	847431	2.5.2003				17
Red #21	Esmeralda	847432	2.5.2003				18
Red #22	Esmeralda	847433	2.5.2003				19
Red #23	Esmeralda	847434	2.5.2003				20
Red #24	Esmeralda	847435	2.5.2003				21
Red #25	Esmeralda	847436	2.5.2003				22
Red #26	Esmeralda	847437	2.5.2003				23
Red #27	Esmeralda	847438	2.5.2003				24
Red #28	Esmeralda	847439	2.5.2003				25
Red #29	Esmeralda	847440	2.5.2003				26
Red #30	Esmeralda	847441	2.5.2003				27
Red #31	Esmeralda	847442	2.5.2003				28
Red #32	Esmeralda	847443	2.5.2003				29
Red #33	Esmeralda	891150	11.21.2004	233	65	162241	30
Red #75	Esmeralda	891151	11.22.2004	233	66	162242	31
Red #76	Esmeralda	891152	11.22.2004	233	67	162243	32
Red #77	Esmeralda	891153	11.22.2004	233	68	162244	33
Red #167	Esmeralda	891154	11.21.2004	233	69	162245	34
Red #168	Esmeralda	891155	11.21.2004	233	70	162246	35
Red #169	Esmeralda	891156	11.21.2004	233	71	162247	36
Claim Name	County	BLM_NMC#	Date	Book	Page	CourtHouse #	Count
Red 1	Esmeralda	891145	11.22.2004	233	60	162236	1
Red 2	Esmeralda	847420	2.5.2003				2
Red 3	Esmeralda	891146	11.22.2004	233	61	162237	3
Red 4	Esmeralda	847421	2.5.2003				4
Red 5	Esmeralda	891147	11.22.2004	233	62	162238	5
Red 6	Esmeralda	847422	2.5.2003				6
Red 7	Esmeralda	891148	11.22.2004	233	63	162239	7
Red 8	Esmeralda	847423	2.5.2003				8
Red 9	Esmeralda	891149	11.22.2004	233	64	162240	9
Red 10	Esmeralda	847424	2.5.2003				10
Red 12	Esmeralda	847425	2.5.2003				11
Red 14	Esmeralda	847426	2.5.2003				12
Red 16	Esmeralda	847427	2.5.2003				13
Red 17	Esmeralda	847428	2.5.2003				14
Red 18	Esmeralda	847429	2.5.2003				15
Red 19	Esmeralda	847430	2.5.2003				16
Red #20	Esmeralda	847431	2.5.2003				17
Red #21	Esmeralda	847432	2.5.2003				18
Red #22	Esmeralda	847433	2.5.2003				19
Red #23	Esmeralda	847434	2.5.2003				20
Red #24	Esmeralda	847435	2.5.2003				21
Red #25	Esmeralda	847436	2.5.2003				22
Red #26	Esmeralda	847437	2.5.2003				23
Red #27	Esmeralda	847438	2.5.2003				24
Red #28	Esmeralda	847439	2.5.2003				25
Red #29	Esmeralda	847440	2.5.2003				26
Red #30	Esmeralda	847441	2.5.2003				27
Red #31	Esmeralda	847442	2.5.2003				28
Red #32	Esmeralda	847443	2.5.2003				29
Red #33	Esmeralda	891150	11.21.2004	233	65	162241	30
Red #75	Esmeralda	891151	11.22.2004	233	66	162242	31
Red #76	Esmeralda	891152	11.22.2004	233	67	162243	32
Red #77	Esmeralda	891153	11.22.2004	233	68	162244	33
Red #167	Esmeralda	891154	11.21.2004	233	69	162245	34
Red #168	Esmeralda	891155	11.21.2004	233	70	162246	35
Red #169	Esmeralda	891156	11.21.2004	233	71	162247	36

Sections 16, 21, 22, 27, & 28, T4N, R36E M.D.B.M.

Redlich Property: Ready Claims
Esmeralda County, Nevada

Sections 21 and 28 T4N, R36E M.D.B.M.

Appendix A Claim List (Ready Claims)

Claim Name	County	BLM_NMC#	Date	Book	Page	CourtHouse #	Count
Ready1	Esmeralda	891157	11.21.2004	233	72	162248	1
Ready 2	Esmeralda	891158	11.21.2004	233	73	162249	2
Ready 3	Esmeralda	891159	11.22.2004	233	74	162250	3
Ready 4	Esmeralda	891160	11.21.2004	233	75	162251	4
Ready 5	Esmeralda	891161	11.21.2004	233	76	162252	5
Ready 6	Esmeralda	891162	11.21.2004	233	77	162253	6
Claim Name	County	BLM_NMC#	Date	Book	Page	CourtHouse #	Count
Ready1	Esmeralda	891157	11.21.2004	233	72	162248	1
Ready 2	Esmeralda	891158	11.21.2004	233	73	162249	2
Ready 3	Esmeralda	891159	11.22.2004	233	74	162250	3
Ready 4	Esmeralda	891160	11.21.2004	233	75	162251	4
Ready 5	Esmeralda	891161	11.21.2004	233	76	162252	5
Ready 6	Esmeralda	891162	11.21.2004	233	77	162253	6

[Missing Graphic Reference]
Total Claims                                                            6

Name and Address of Owner or Claimant:	Miranda Gold U.S.A., Inc

310 Silver St

Elko, Nevada, 89801

Please return receipt for payment to:	Miranda Gold U.S.A., Inc
310 Silver St
Elko, Nevada, 89801 775-738-1877

Exploration and Option to Enter Joint Venture Agreement
Redlich Project
Exhibit B
Issue Resolution Process

1.           Issue Resolution Process

1.1           Where an Issue arises between the parties, a party may give notice to the other parties initiating an Issue Resolution Process in respect of the Issue (“Issue Notice”) which Issue Notice must:

(a)           state that the notice is given under this Issue Resolution Process;

(b)           describe the nature of the Issue; and

(c)	nominate a representative of the party who is authorized to negotiate and settle the Issue on the party’s behalf.

1.2
Representative of other parties. Each other party must within seven (7) days after receipt of an Issue Notice nominate in writing to the other parties a representative authorized to negotiate and settle the Issue on its behalf.

1.3
Negotiation by Representatives. The parties’ representatives must negotiate in good faith with a view to resolving the Issue within twenty-one (21) days after the receipt of the Issue Notice, (or such longer period as those representatives agree), failing which the Issue must be immediately referred to the Chief Executive Officers or Presidents of the respective parties.

1.4
Chief Executive Officer and President. The Chief Executive Officers and/or Presidents must negotiate in good faith with a view to resolving the Issue within fourteen (14) days of the Issue being referred to them (or such longer period as the Chief Executive Officers and/or Presidents agree) failing which, the Issue may be immediately referred by a party by notice to mediation under this agreement.

2.           Mediation

Mediation of an Issue must:

2.1
be conducted in Reno, Nevada by the person or body agreed to by the parties or, failing agreement within thirty-five (35) days after receipt of the Issue Notice, as selected by the American Arbitration Association on request by either party;

2.2	be conducted in accordance with such rules as may be agreed to by the parties or, failing agreement within thirty-five (35) days by the person or body agreed or nominated to conduct the mediation;

2.3	be at the cost and expense of the parties equally (except that each party must pay its own advisers, consultants and legal fees and expenses) unless the parties otherwise agree;

2.4
if not earlier resolved, be continued for a period expiring on the date being fourteen (14) days after the nomination of the mediator (or such other period as the parties may agree) after which either party may at any time after that date commence litigation proceedings in respect of the Issue.

3.	Issue Resolution Process not to interrupt Joint Venture Activities

The parties must ensure that neither the commencement nor conduct of any Issue Resolution Process, including mediation, causes any interruption to activities relating to the Joint Venture or to the performance by the parties of their respective obligations under this agreement, nor will it affect any of the time limits fixed in this agreement unless the performance of the activities relating to the Joint Venture or a party under this agreement is materially affected by the submission of the matter in dispute to arbitration, litigation or by the result of the litigation or arbitration.

4.	Issue Resolution Process does not apply to matters where consent required

If this agreement refers to the parties reaching agreement on a matter or the consent of any party being given then, except where this agreement requires that consent or agreement is not to be unreasonably withheld, the Issue Resolution Process cannot be used to resolve a dispute between the parties in relation to the reaching of that agreement or the giving of that consent.